Exhibit 99.1

Lifeway Foods Announces Pricing of Secondary Underwritten Public Offering of Common Stock

Morton Grove, IL — May 14, 2026 — Lifeway Foods, Inc. (Nasdaq: LWAY) (“Lifeway” or the “Company”) today announced the pricing of a secondary underwritten public offering (the “Offering”) of 3,454,756 shares of its common stock (“Common Stock”) by Danone USA Public Benefit Corporation (the “Selling Stockholder”) at a price to the public of $19.50 per share.

The Offering consists entirely of shares of Common Stock being sold by the Selling Stockholder and is expected to close on May 19, 2026, subject to customary closing conditions. The Company is not selling any shares of Common Stock in the Offering and will not receive any proceeds from the Offering. The Company has agreed to repurchase approximately $5.0 million of the Shares in the Offering at the same per share price to be paid by investors in the Offering (the “Share Repurchase”). The Offering is not conditioned upon the completion of the Share Repurchase, but the share repurchase is conditioned upon the completion of the Offering.

BTIG is acting as the sole book-running manager for the Offering.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (No. 333-291148) that was previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on December 10, 2025. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the Offering is available on the SEC's website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the Offering may also be obtained, when available, by contacting: BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attn: Syndicate Department, BTIGSyndicateCoverage@btig.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of America's Growth Leaders by TIME, as Dairy Foods' Processor of the Year 2025, one of Forbes' Best Small Companies and named to Inc.'s 2025 Best in Business list in the Best Challenger Brands category, is America's leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the Company also produces a variety of cheeses and a ProBugs® line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, United Arab Emirates, Central America and the Caribbean. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements related to Bel’s expectations regarding the timing and closing of the offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Derek Miller

Vice President of Communications, Lifeway Foods

Email: derekm@lifeway.net

General inquiries:

Lifeway Foods, Inc.

Phone: 847-967-1010

Email: info@lifeway.net